POWER OF ATTORNEY FOR SEC FORMS 3, 4, AND 5

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert M. Soffer, Eileen
D. Kania, Laura Cotnoir and Nina Rouse-Cartwright signing singly, to be the undersigned's true and lawful attorney-in-fact, for him/her, and in his/her name, place and stead to execute, deliver and file Forms 3, 4, and 5 (including amendments thereto) with respect to securities of Rogers Corporation (the "Company"), required to be filed with the Securities and Exchange
Commission, national securities exchanges and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to each such attorney-in-fact full power and authority to perform all acts necessary or appropriate for the completion of such purposes.

The undersigned agrees that each attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, delivering or filing Forms 3, 4, and 5 (including amendments thereto). The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor is the Company assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior Power of Attorney that may have been granted to any attorney-in-fact named above. This Power of Attorney may be filed with the Securities and Exchange Commission as a confirming statement of the authority granted herein.

WITNESS THE EXECUTION HEREOF this 29th day of October, 2003.
Robert C. Daigle
Signature

Robert C. Daigle
Print Name